Execution Version

THIRTEENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
May 3, 2022
This THIRTEENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made, entered into and effective as of May 3, 2022 (the “Effective Time”), by and among Oscar Health, Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and the holders of Class B Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.
RECITALS
WHEREAS, the Company and the undersigned are party to that certain Twelfth Amended and Restated Investors’ Rights Agreement dated as of March 5, 2021 by and among the Company and the Investors and Common Holders (in each case as defined therein) (the “Prior Agreement”); and
WHEREAS, the undersigned, representing the requisite parties necessary to amend and restate the Prior Agreement, desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and further agree as follows:
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1.Definitions. For purposes of this Agreement:
(a)The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(b)The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(c)The term “Affiliate” means, with respect to (i) any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund or institutional investor now or hereafter existing that is controlled by one or more general partners, managing members or management companies of, or is under common investment management with, such Person, and (ii) in the case of a Fidelity Investor, an investment company registered under the Investment Company Act advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940. Notwithstanding anything to the contrary in (but without limiting) the foregoing, (A) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, (B) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity), (C) each Fidelity Investor shall be deemed to be an “Affiliate” of each other Fidelity Investor, and (D) an entity that is an “Affiliate” of a Fidelity Investor shall not be deemed to be an “Affiliate” of any other Fidelity Investor unless such entity is a Fidelity Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Fidelity Investor solely by virtue of being an “Affiliate” of such entity).
(d)The term “Board” means the Company’s Board of Directors, as constituted from time to time.
(e)The term “Class A Common Stock” means shares of Class A Common Stock of the Company, par value $0.00001.
(f)The term “Class B Common Stock” means shares of Class B Common Stock of the Company, par value $0.00001.
(g)The term “Fidelity” means Fidelity Management & Research Company.
(h)The term “Fidelity Investor” means Fidelity and any Investor advised or sub-advised by Fidelity.
(i)The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(j)The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

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(k)The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement.
(l)The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Class A Common Stock to the public under the Act, which was consummated on March 5, 2021.
(m)The term “Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
(n)The term “Khosla Ventures” means Khosla Ventures IV, LP, Khosla Ventures IV (CF), LP and their respective Affiliates.
(o)The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.
(p)The term “Preferred Stock” means (i) the Series A Preferred Stock, (ii) the Series A-1 Preferred Stock, (iii) the Series AA Preferred Stock, (iv) the Series AAA Preferred Stock, (v) the Series A4 Preferred Stock, (vi) the Series A5 Preferred Stock, (vii) the Series A6 Preferred Stock, (viii) the Series A7 Preferred Stock, (ix) the Series A8 Preferred Stock, (x) the Series A9 Preferred Stock, (xi) the Series AA-9 Preferred Stock, (xii) the Series A10 Preferred Stock, (xiii) the Series A11 Preferred Stock and (xiv) the Series A12 Preferred Stock.
(q)The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(r)The term “Registrable Securities” means (i) the shares of Class A Common Stock issued prior to the consummation of the Initial Offering in connection with the conversion and reclassification of the Preferred Stock for the Initial Offering (and the shares of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock issued prior to the consummation of the Initial Offering in connection with the conversion and reclassification of the Preferred Stock for the Initial Offering), (ii) the shares of Class A Common Stock issuable or issued upon the conversion of shares of Class B Common Stock originally issued to the Common Holders as Series A Common Stock (as defined in the Prior Certificate) or Series B Common Stock (as defined in the Prior Certificate) on or prior to December 17, 2020; provided, however, that such shares of Class A Common Stock issuable or issued upon the conversion of Class B Common Stock (as described in clause (ii)) shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.3, 2.11 and 4.7 except to the extent such shares of Class A Common Stock issuable or issued upon the conversion of Class B Common Stock are also Registrable Securities pursuant to clause (v) of this definition, (iii) any shares of Class A Common Stock or Class B Common Stock acquired by Thrive Capital Investors after the consummation of the Initial Offering, (iv) the shares of Class A Common Stock (formerly Common Stock) issued upon conversion of the Preferred Stock issued upon exercise of the VLL Warrants in connection with the Initial Offering; provided, however, that such shares of Class A Common Stock issued to the holders of the VLL Warrants shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.11 and 4.7, (v) the shares of Class A Common Stock (which were formerly Common Stock under the Prior Certificate), including shares of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock, acquired by an Investor pursuant to a Stock Transfer Agreement dated as of April 13, 2015 among the Company, such Investor and the other parties thereto, (vi) the

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Company’s 7.25% Convertible Senior Notes due 2031 issued to Thrive Capital Investors as of February 3, 2022, pursuant to that certain Investment Agreement dated as of January 27, 2022 and that certain Indenture dated as of February 3, 2022 (the “Thrive Notes”) and any shares of Class A Common Stock issued or issuable upon conversion of the Thrive Notes, for so long as such Thrive Notes or shares of Class A Common Stock, as applicable, are held by Thrive Capital Investors and (vii) any Class A Common Stock or Class B Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv), (v) or (vi) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his, her or its rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Class A Common Stock or Class B Common Stock outstanding that are, and the number of shares of Class A Common Stock or Class B Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities. For the avoidance of doubt, for any specified threshold of Registrable Securities in this Agreement that includes the Thrive Notes, the applicable Thrive Notes that constitute Registrable Securities pursuant to clause (vi) of this definition, shall be calculated on an as-converted-to-Class A Common Stock basis.
(s)The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
(t)The term “Rule 144” shall mean Rule 144 under the Act.
(u)The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.
(v)The term “Rule 405” shall mean Rule 405 under the Act.
(w)The term “SEC” shall mean the Securities and Exchange Commission.
(x)The term “Thrive Capital” shall mean Thrive Capital Management, LLC, and any affiliated or successor investment advisor or subadvisor thereof to the Thrive Capital Investors.
(y)The term “Thrive Capital Investors” shall mean any Investor advised or sub-advised by Thrive Capital.
(z)The term “VLL” shall mean, collectively, Venture Lending & Leasing, VI, LLC and Venture Lending & Leasing VII, LLC.
(aa)The term “VLL Warrants” shall mean the warrants issued to Venture Lending & Leasing, VI, LLC and Venture Lending & Leasing VII, LLC, and their respective assigns, dated March 20, 2013.
(bb)    The term “Wellington” shall mean Wellington Management Company LLP, and any affiliated or successor investment advisor or subadvisor thereof to the Wellington Investors.
(cc)    The term “Wellington Investors” shall mean those Investors, or permitted transferees of Registrable Securities held by Wellington Investors, that are advisory or subadvisory clients of Wellington.

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2.Registration Rights. The Company covenants and agrees as follows:
2.1Request for Registration.
(a)Subject to the conditions of this Section 2.1, if the Company shall receive at any time a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $50,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).
(b)If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:
(i)in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(ii)after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or
(iii)during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

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(iv)if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or
(v)if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected or remain effective at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.
2.2Company Registration

(a)If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement, (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, (iii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.
(c)Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually

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be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, or (iii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder other than a Common Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company, or corporation, the affiliated venture capital funds, partners, members, retired partners, retired members, and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
(d)Registrations effected pursuant to this Section 2.2 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.
2.3Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:
(i)if Form S-3 is not available for such offering by the Holders;
(ii)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;
(iii)if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;

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(iv)if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;
(v)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction;
(vi)if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice to such S-3 Initiating Holders of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145); provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or
(vii)during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.
(c)If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).
(d)Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.
2.4Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that the Company shall use its commercially reasonable best efforts to cause any registration statement filed on Form S-3 that has become effective to remain continuously effective or file a subsequent registration statement and cause it to become effective until all Registrable Securities covered by such registration statement have been sold or until all securities covered by such registration statement have otherwise ceased to be Registration Securities hereunder;
(b)prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration

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statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
(c)furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction;
(e)in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;
(h)provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(i)promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(j)notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

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(k)after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:
(i)materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;
(ii)materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
2.5Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and/or 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided that any such expenses incurred with respect to any shares of Class A Common Stock issuable or issued upon the conversion of shares of Class B Common Stock originally issued to the Common Holders as Series A Common Stock (as defined in the Prior Certificate) that are defined as “Registrable Securities” under clause (ii) of Section 1(r) and/or in relation to any securities that are defined as “Registrable Securities” under clause (iii) of Section 1(r) shall be borne by Thrive Capital Investors and not the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 of this Agreement and; provided, however, that if at the time

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of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain all, and not forfeit any, of their rights pursuant to Section 2.1 of this Agreement. All expenses incurred in connection with a registration requested pursuant to Section 2.3 of this Agreement, including, without limitation, all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne pro rata by the Holder or Holders participating in such registration effected pursuant to Section 2.3 of this Agreement.
2.7Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and equity holders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person or any Person intended to be indemnified pursuant to this Section 2.8(a) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.
(b)To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any

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underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c)Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if materially prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such material prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)If the indemnification provided for in this Section 2.8 is held by a non-appealable order from a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to

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Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.
2.9Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)make and keep adequate and current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
2.10Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) (1) by a Holder to a transferee or assignee of such securities (a) who is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member, retired member, or equity holder of a Holder, (b) who is a Holder’s family member or trust for the benefit of an individual Holder, (c)  [Reserved], or (d) who, after such assignment or transfer, holds at least one million (1,000,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization, including in connection with the Initial Offering), or (2) by a Fidelity Investor pursuant to a merger or reorganization of such Fidelity Investor; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such

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assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
2.11Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors holding at least seventy percent (70%) of the Registrable Securities originally held by Investors (not including shares of Class B Common Stock originally held by Thrive Capital Investors) enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
2.12[Reserved].
2.13Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 (and as to any particular Registrable Securities, such securities will cease to be “Registrable Securities” hereunder): (a) after five (5) years following the consummation of the Initial Offering; provided that for so long as Thrive Capital or any Thrive Capital Investor is an “affiliate” (as defined in Rule 144 under the Act) of the Company, Thrive Capital Investors shall be entitled to exercise any right provided for in this Section 2 in relation to securities that are defined as “Registrable Securities” under clause (vi) of Section 1(r), (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Thirteenth Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on December 16, 2020 (“Prior Certificate”), in which the consideration received by the Investors is in the form of cash and/or securities of an issuer whose securities are listed on an internationally recognized securities exchange and wherein the securities constituting such consideration will become freely saleable within 180 days of the closing of such Liquidation Event (“Marketable Securities”).
3.Covenants of the Company.
3.1Regulatory Compliance and Filings. The Company shall take, and shall cause its subsidiaries to take, all requisite action to ensure compliance with applicable regulatory laws and regulations, including, without limitation, the submission of filings with applicable city, county, state, federal and regulatory agencies and obtaining permits necessary for the conduct of its business.
3.2Confidentiality. Each Investor agrees, severally and not jointly, that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, is or becomes (through no willful improper action or inaction by such Investor) generally

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available to the public, (b) was in its possession or known by such Investor without restriction prior to receipt from the Company, (c) was rightfully disclosed to such Investor by a third party without restriction or (d) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, (1) each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) and (2) each Investor may disclose such proprietary or confidential information to any Affiliate of such Investor or to legal counsel, accountants or representatives for such Investor who are under an ethical or similar contractual restriction regarding the confidentially of such information (each of the foregoing Persons referenced in clauses (1) and (2), a “Permitted Disclosee”). Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company); provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.2, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order, including, without limitation, with respect to any Investor that is a registered investment company within the meaning of the Investment Company Act, disclosures consistent with such Investor’s required investment reporting practices.
3.3Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, as may be amended and/or restated from time to time, its Restated Certificate, or elsewhere, as the case may be.
4.Miscellaneous.
4.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including, without limitation, permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
4.2Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matter within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.
4.3Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method,

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and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.4Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
4.5Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not sent during normal business hours, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address listed on the applicable signature page hereto and to the other parties at the addresses set forth on Schedule A or Schedule B, as applicable (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5). If notice is given to the Company, it shall be sent to the address on the Company’s signature page; a copy (which shall not constitute notice) shall also be given to Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Peter Handrinos, Esq. and Keith Halverstam, Esq.
4.6Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
4.7Entire Agreement; Amendments and Waivers. This Agreement (including the exhibits and schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. The Prior Agreement is hereby amended and restated in its entirety and shall be of no further force or effect. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the Registrable Securities originally held by Investors as of the date hereof (not including shares of Class B Common Stock originally held by Thrive Capital Investors); provided, however, that this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor or Common Holder without the written consent of such Investor or Common Holder, unless such amendment, termination or waiver applies to all Investors or Common Holders, as the case may be, in the same fashion. Notwithstanding anything to the contrary contained herein:
(a)for so long as any Wellington Investor holds any shares of Registrable Securities, the definition of “Affiliate” as it relates to a Wellington Investor, and the definitions of “Wellington” and “Wellington Investors,” may not be amended, terminated or waived without the prior written consent of such Wellington Investor;
(b)for so long as any Fidelity Investor holds any shares of Registrable Securities, the definition of “Affiliate” as it relates to a Fidelity Investor, and the definition “Fidelity Investor,” Section 4.12(b), 4.15 and this clause (b) may not be amended, terminated or waived without the prior written consent of such Fidelity Investor;
(c)for so long as any Fidelity Investor holds any shares of Registrable Securities, any rights provided or granted to, or any obligations imposed upon, any Fidelity

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Investor under Section 2.10 and this clause (c) may be amended or waived (either generally or in a particular instance) in a manner that adversely affects any Fidelity Investor only with the written consent of such Fidelity Investor; and
(d)for so long as any Thrive Capital Investor holds any Thrive Notes or shares of Class A Common Stock issued to such Thrive Capital Investor upon conversion of Thrive Notes that constitute Registrable Securities, any rights provided or granted to, or any obligations imposed upon, such Thrive Capital Investor under this Agreement may be amended or waived (either generally or in a particular instance) in a manner that adversely affects any Thrive Notes or shares of Class A Common Stock issued upon conversion of Thrive Notes that are held by such Thrive Capital Investor only with the written consent of such Thrive Capital Investor.
Except as expressly set forth herein, any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.
4.8Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
4.9Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder’s Affiliates or other affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights of such Holder under this Agreement.
4.10[Reserved.]
4.11Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
4.12Acknowledgment.
(a)The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

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(b)The Company hereby acknowledges that Fidelity and the Fidelity Investors are professional investment managers and/or funds, and as such, invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as conducted or proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, neither the Fidelity Investors nor their respective Affiliates shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Fidelity Investors or any of their respective Affiliates in any entity competitive to the Company, or (ii) actions taken by any advisor, partner, officer or other representative of a Fidelity Investor or any of its Affiliates to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise; provided, however, that the foregoing shall not relieve the Fidelity Investors, from liability associated with the unauthorized disclosure of the Company’s confidential information.

4.13    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in the State of New York, County of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located in the State of New York, County of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

4.14    WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
4.15    Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity, or any affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

4.16     Effective Time. This Agreement shall become, and be in full force and effect as of the Effective Time. For the avoidance of doubt, the Prior Agreement shall continue to remain effective until the Effective Time.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
COMPANY:
OSCAR HEALTH, INC.
By:    /s/ Mario Schlosser
Name:     Mario Schlosser
Title:     Chief Executive Officer
Address:    75 Varick Street
New York, NY 10013

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
THRIVE CAPITAL PARTNERS V, L.P.
By:    Thrive Partners V GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
THRIVE CAPITAL PARTNERS VI GROWTH, L.P.
By:    Thrive Partners VI GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
THRIVE CAPITAL PARTNERS VII GROWTH, L.P.
By:    Thrive Partners VII Growth GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
CLAREMOUNT V ASSOCIATES, L.P.
By:    Thrive Partners V GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
CLAREMOUNT VI ASSOCIATES, L.P.
By:    Thrive Partners VI GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
CLAREMOUNT VII ASSOCIATES, L.P.

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By:    Thrive Partners VII GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member
Address:    295 Lafayette Street, Suite 701
New York, NY 10012

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
ALPHABET HOLDINGS LLC
By:    /s/ Kenneth H. Yi
Name: Kenneth H. Yi
Title: President
CAPITALG 2015 LP
By:    CapitalG 2015 GP LLC
Its:    General Partner
By:    /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary
CAPITALG LP
By:    CapitalG GP LLC
Its:    General Partner

By:    /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary
GV 2014, L.P.
By:    GV2014 GP, L.L.C.
Its:    General Partner

By:    /s/ Inga Goldbard
Name: Inga Goldbard
Title: General Counsel
Address:    1600 Amphitheatre Parkway
Mountain View, CA, 94043
Email:    bet-notice@google.com

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
VERILY LIFE SCIENCES LLC

By:    /s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer
Address:    269 East Grand Avenue
    South San Francisco, CA 94080

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:
THE FOUNDERS FUND GROWTH, LP
By:    The Founders Fund Growth Management, LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND GROWTH PRINCIPALS FUND, LP
By:    The Founders Fund Growth Management, LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND IV, LP
By:    The Founders Fund IV Management, LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
Address:    One Letterman Drive
Building D, 5th Floor
San Francisco, CA 94129
Fax: (415) 230-5801

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE FOUNDERS FUND V PRINCIPALS FUND, LP
By:    The Founders Fund V Management, LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND V ENTREPRENEURS FUND, LP
By:    The Founders Fund V Management LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
Address:    One Letterman Drive
Building D, 5th Floor
San Francisco, CA 94129
Fax: (415) 230-5801

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

THE FOUNDERS FUND VI, LP
By:    The Founders Fund VI Management, LLC Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND VI PRINCIPALS FUND, LP
By:    The Founders Fund VI Management, LLC Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND VI ENTREPRENEURS FUND, LP
By:    The Founders Fund VI Management, LLC Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
Address:    One Letterman Drive
Building D, 5th Floor
San Francisco, CA 94129
Fax: (415) 230-5801

||

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:

THE FOUNDERS FUND IV PRINCIPALS FUND, LP
By:    The Founders Fund IV Management LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
THE FOUNDERS FUND V, LP
By:    The Founders Fund V Management, LLC
Its:    General Partner

By:    /s/ Brian Singerman
Name: Brian Singerman
Title: Managing Member of the General Partner
Address:    One Letterman Drive
Building D, 5th Floor
San Francisco, CA 94129
Fax: (415) 230-5801

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
GENERAL CATALYST GROUP VI, L.P.
By:    General Catalyst Partners VI, L.P.
Its:     General Partner

By:    General Catalyst GP VI, LLC
Its:     General Partner

By:    /s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer
GENERAL CATALYST GROUP X -
GROWTH VENTURE, L.P.
By:    General Catalyst Partners X – Growth     Venture, L.P.
Its:     General Partner

By:    General Catalyst GP X – Growth Venture,     LLC
Its:     General Partner

By:    /s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer
Address:    20 University Road, 4th Floor
    Cambridge, MA 02138

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
KHOSLA VENTURES OPPORTUNITY I, LP
By:    Khosla Ventures Opportunity Associates I, LLC, a Delaware limited liability company and general partner of
Khosla Ventures Opportunity I, LP

By:    /s/ John Demeter
Name: John Demeter
Title: General Counsel
KHOSLA VENTURES IV, LP
By:    Khosla Ventures Associates IV, LLC,
    a Delaware limited liability company and general partner of
Khosla Ventures IV, LP

By:    /s/ John Demeter
Name: John Demeter
Title: General Counsel
KHOSLA VENTURES IV (CF), LP
By:    Khosla Ventures Associates IV, LLC, a
    Delaware limited liability company and     general partner of Khosla Ventures IV     (CF), LP

By:    /s/ John Demeter
Name: John Demeter
Title: General Counsel
Address:    2128 Sand Hill Road
Menlo Park, CA 94025
Telephone: (650) 376-8500
Fax: (650) 926-9590

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:

||

KHOSLA VENTURES VI, LP
By:    Khosla Ventures Associates VI, LLC, a
    Delaware limited liability company and     general partner of Khosla Ventures VI, LP

By:    /s/ John Demeter
Name: John Demeter
Title: General Counsel
Address:    2128 Sand Hill Road
Menlo Park, CA 94025
Telephone: (650) 376-8500
Fax: (650) 926-9590

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
FORMATION8 PARTNERS FUND I, L.P.
By:    Formation8 GP, LLC
Its:     General Partner

By:    /s/ Joe Lonsdale
Name: Joe Lonsdale
Title: Managing Member
F8 OSCAR II SPV, L.P.
By:    Formation8 GP, LLC
Its:     General Partner

By:    /s/ Joe Lonsdale
Name: Joe Lonsdale
Title: Managing Member
F8 OSCAR SPV, L.P.
By:    Formation8 GP, LLC
Its:     General Partner

By:    /s/ Joe Lonsdale
Name: Joe Lonsdale
Title: Managing Member
Address:    4962 El Camino Real, Suite 212
    Los Altos, CA 94022
    Email: legal@8vc.com

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
8VC CO-INVEST FUND I, L.P.
By:    8VC Co-Invest GP I, LLC
Its:     General Partner

By:    /s/ Ian Shannon
Name: Ian Shannon
Title: Authorized Signatory
8VC OPAL SPV, L.P.
By:    8VC SPV GP I, LLC
Its:     General Partner

By:    /s/ Ian Shannon
Name: Ian Shannon
Title: Authorized Signatory

Address:    907 South Congress Ave.
    Austin, TX 78704
    Email: legal@8vc.com

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
FIAM TARGET DATE BLUE CHIP
GROWTH COMMINGLED POOL
By:    Fidelity Institutional Asset Management
Trust Company as Trustee

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY SECURITIES FUND:
FIDELITY BLUE CHIP GROWTH FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY BLUE CHIP GROWTH
COMMINGLED POOL
By:    Fidelity Management & Trust Co. as Trustee

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY CONTRAFUND
COMMINGLED POOL
By:    Fidelity Management & Trust Co. as Trustee

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
FIDELITY CONTRAFUND: FIDELITY
ADVISOR NEW INSIGHTS FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY CONTRAFUND: FIDELITY
SERIES OPPORTUNISTIC INSIGHTS
FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY CONTRAFUND: FIDELITY
CONTRAFUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY GROWTH COMPANY
COMMINGLED POOL
By:    Fidelity Management & Trust Co. as Trustee

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:

FIDELITY MT. VERNON STREET
TRUST: FIDELITY GROWTH COMPANY
FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY SECURITIES FUND:
FIDELITY SERIES BLUE CHIP GROWTH
FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
FIDELITY MT. VERNON STREET TRUST:
FIDELITY SERIES GROWTH COMPANY
FUND

By:    /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR:
TIGER GLOBAL PIP XII-14 LLC
By:    /s/ Richard Fortunato
Name: Richard Fortunato
Title: Manager
Address:    9 West 57th Street, 35th Floor
New York, NY 10019

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:
LAKESTAR GROWTH I LP
By:    Lakestar Growth I (G.P.) Limited
Its:    General Partner
By:    /s/ Maria Gaudion
Name: Maria Gaudion
Title: Alternate Director to Matt Chick

LAKESTAR II LP
By:    Lakestar II (G.P.) Limited
Its:    General Partner

By:    /s/ Maria Gaudion
Name: Maria Gaudion
Title: Alternate Director to Matt Chick

Address:    PO Box 656
East Wing, Trafalgar Court
Les Banques, St Peter Port
Guernsey
GY1 3PP
Channel Islands

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
INVESTOR & COMMON HOLDER:
THRIVE CAPITAL PARTNERS II, L.P.
By:    Thrive Partners II GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

THRIVE CAPITAL PARTNERS III, L.P.
By:    Thrive Partners III GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

CLAREMOUNT TW, L.P.
By:    Thrive Partners III GP, LLC
Its:    General Partner
By:    /s/ Joshua Kushner
Name: Joshua Kushner
Title: Managing Member

Address:    295 Lafayette Street, Suite 701
New York, NY 10012

||

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
COMMON HOLDER:
SIENA PIZZO-SCHLOSSER DYNASTY TRUST
By:    /s/ Michael Gandolfo
Name: Michael Gandolfo
Title: Trustee

NOAH PIZZO-SCHLOSSER DYNASTY TRUST
By:    /s/ Michael Gandolfo
Name: Michael Gandolfo
Title: Trustee
PIZZO-SCHLOSSER FAMILY DYNASTY TRUST
By:    /s/ Michael Gandolfo
Name: Michael Gandolfo
Title: Trustee
Address:    Brandywine Lane,
Melville, NY 11747

MARIO SCHLOSSER
By:    /s/ Mario Schlosser

Address:    75 Varick Street
    New York, NY 10013

||

Schedule A
SCHEDULE OF INVESTORS

General Catalyst Group VI, L.P.	Red Swan Ventures II, L.P.
Thrive Capital Partners III, L.P.	TGS Oscar LLC
Thrive Capital Partners II, L.P.	Velos Partners Fund I, LP
Claremount TW, L.P.	Boehler 2013 Irrevocable Trust
Khosla Ventures IV, LP	Davis Smith
Khosla Ventures IV (CF), LP	Doug Evans
The Founders Fund IV, LP	Kimball Thomas
The Founders Fund IV Principals Fund, LP	Barry S. Sternlicht
The Founders Fund V, LP	The Board of Trustees of the Leland Stanford Junior University (DAPER I)
The Founders Fund V Principals Fund, LP	Jesse Derris
The Founders Fund V Entrepreneurs Fund, LP	Stanley F. Druckenmiller
Formation8 Partners Fund I, L.P.	Kenneth G. Langone
Venture Lending & Leasing VI, LLC	Mousserena, L.P.
Venture Lending & Leasing VII, LLC	Invemed Associates, LLC
Winkelried Investment Partners, L.P.	Kevin Warsh
A-Grade Investments II, LLC	Gerald Kerner
Longload Limited	Breyer Capital L.L.C.
The Systrom Children’s Remainder Trust	F8 Oscar SPV, L.P.
Lerer Ventures III, LP	Hadley Harbor Master Investors (Cayman) L.P.[1]
Lerer Ventures III-A, LLC	Star Noble Holdings Limited
F8 Oscar II SPV, L.P.	Broad Street Principal Investments, L.L.C.
Lerer Ventures III-B, LP	Glynn Partners III, L.P.
SV Angel IV LP	Roxy Link Limited
Joseph T. Lonsdale	Yunfeng Investment GP, Ltd.
Gary Vaynerchuk	Golden Bell Partners Fund I, LP
Aaron Levie	JAWS Equity Owner 4, LLC
1 The stock certificates representing the shares that this Investor holds are registered in the name of its nominee, Italianflare & Co.

Neil Blumenthal and Rachel Blumenthal	The Marc R. Benioff Revocable Trust U/A/D 12/3/2004
Box Group LLC	CapitalG 2015 LP
Gilboa Family Holdings LLC	GV 2014, L.P.
Community Foundation of the CSRA, Press On Fund	Industry Ventures Secondary VIII, LP
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund[2]	Industry Ventures Special Opportunities Fund III-A, LP
Fidelity Growth Company Commingled Pool[3]	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund[4]
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund[5]	FIAM Target Date Blue Chip Growth Commingled Pool[6]
Fidelity Blue Chip Growth Commingled Pool7	Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund[8]
Fidelity Contrafund: Fidelity Advisor New Insights Fund[9]	Industry Ventures Special Opportunities Fund III-B, LP
Fidelity Contrafund: Fidelity Contrafund[10]	Fidelity Contrafund Commingled Pool[11]
Fidelity Contrafund: Fidelity Advisor New Insights Fund - Sub A12

2 The Shares of this Investor are registered in the name of its nominee, WAVELENGTH + CO fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund.
3 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Growth Company Commingled Pool.
4 The Shares of this Investor are registered in the name of its nominee, Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund.
5 The Shares of this Investor are registered in the name of its nominee, M Gardiner & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund.
6 The Shares of this Investor are registered in the name of its nominee, FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool.
7 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool.
8 The Shares of this Investor are registered in the name of its nominee, Wavechart & Co fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.
9 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Contrafund: Fidelity Advisor New Insights Fund.
10 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Contrafund: Fidelity Contrafund.

11 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Contrafund Commingled Pool.
12 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Contrafund: Fidelity Advisor New Insights Fund - Sub A.

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund[13]	Mount McKinley Investment Limited
WX Ventures LLC	8VC Opal SPV, L.P.
Domino Way Limited	Glynn Partners IV, L.P.
DRJ Development Limited	Venture Lending & Leasing VIII, LLC
GRCLT LLC	Lakestar II LP
WTI Equity Opportunity Fund I, L.P.	Alpha Mulberry Investment, LLC
David Clark	Anthony Charles Lynton Blair
TAG Technologies Limited	Sunbeam Holdings Ltd.
Kazam Trust	HS Investments 1 Limited
Alex Rodriguez Revocable Trust Dated January 5, 1998	Elgin Technology Holding No. 2 Limited
HS Investments (OS) Limited	The Founders Fund VI, LP
HJ Revocable Trust	The Founders Fund VI Entrepreneurs Fund, LP
Miriam Klein Sternlicht Revocable Trust	Pai Family Trust
The Founders Fund VI Principals Fund, LP	John Luttig
Napoleon Ta	Verily Life Sciences LLC
Neil Ruthven and Julia Ruthven, Trustees of the Ruthven Family Trust, Dated October 1, 2012	Claremount V Associates, L.P.
8VC Co-Invest Fund I, L.P.	Vanderbilt University
Thrive Capital Partners V, L.P.	Alphabet Holdings LLC
University of Virginia Investment Management Company	Thrive Capital Partners VI Growth, L.P.
CapitalG LP	General Catalyst Group X – Growth Venture, L.P.
Venture Lending & Leasing IX, LLC	Coatue Growth Fund IV LP
Claremount VI Associates, L.P.	Warman Investments Pty Limited
Khosla Ventures VI, LP	Interventure Equity Investments Limited
Lakestar Growth I LP	The States of Jersey Public Employees Contributory Retirement Scheme
The Schiehallion Fund Limited	The Founders Fund Growth, LP
Host-Plus Pty Limited	Khosla Ventures Opportunity I, LP
The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan	Reinvent Capital Fund LP
Vision Super Pty Limited	CN2T Capital, LLC
The Founders Fund Growth Principals Fund, LP	Everett Randle

13 The Shares of this Investor are registered in the name of its nominee, Mag & Co fbo Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund.

Osmosis DF Investments, LLC	Tiger Global PIP XII-14 LLC
Matias Van Thienen	Keith L. Halverstam
VP Company Investments 2018, LLC	Dikigoros Holdings LLC
Thrive Capital Partners VII Growth, L.P.	Claremount VII Associates, L.P.
Claremount VII Associates, L.P.

Schedule B
SCHEDULE OF COMMON HOLDERS
SIENA PIZZO-SCHLOSSER DYNASTY TRUST
NOAH PIZZO-SCHLOSSER DYNASTY TRUST
PIZZO-SCHLOSSER FAMILY DYNASTY TRUST
MARIO SCHLOSSER
THRIVE CAPITAL PARTNERS III, L.P.
THRIVE CAPITAL PARTNERS II, L.P.
CLAREMOUNT TW, L.P.